CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust regarding the Prospectus and Statement of Additional Information of the PIA High Yield Fund, a series of the Advisors Series Trust.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 30, 2010